Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Ocean Power Technologies, Inc. on Form S-8 to be filed on or about March 6, 2024 of our report dated July 28, 2023, on our audits of the financial statements as of April 30, 2023 and 2022 and for each of the years then ended which report was included in the Annual Report on Form 10-K, and as amended on Form 10-K/A filed on August 28, 2023.

/s/ EisnerAmper LLP

EISNERAMPER LLP
Iselin, NJ
March 6, 2024